                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement              / / Confidential, for Use of the
/X/ Definitive Proxy Statement                   Commission Only (as permitted
/ / Definitive Additional Materials              by Rule 14a-6(e)(2))
/ / Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                            THE EARTHGRAINS COMPANY
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    /X/ No fee required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

--------------------------------------------------------------------------------

    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

--------------------------------------------------------------------------------

    (5) TOTAL FEE PAID:

--------------------------------------------------------------------------------

    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

--------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

    (3) Filing Party:

--------------------------------------------------------------------------------

    (4) Date Filed:

--------------------------------------------------------------------------------

[Earthgrains Logo]

THE EARTHGRAINS COMPANY
8400 Maryland Avenue
Saint Louis, Missouri 63105



              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           JULY 16, 1999

To the Shareholders of
The Earthgrains Company:

    We are pleased to notify you that the Annual Meeting of the Shareholders of The Earthgrains Company will be held in Edison Theatre at Washington University's Mallinckrodt Center, off Forsyth Boulevard, in Saint Louis, Missouri, on Friday, July 16, 1999 at 10:00 a.m., for the following purposes:

    1. To elect three directors for a three-year term expiring in 2002.

    2. To re-approve the Exceptional Performance Plan ("EPP") as required by Section 162(m) of the Internal Revenue Code.

    3. To act upon such other matters, including a shareholder proposal for a declassified board, as may properly come before the meeting.

    You may vote on these matters if you were a shareholder on the record date, May 28, 1999. It is important that your shares be represented and voted at the annual meeting. Whether you plan to attend the annual meeting or not, we encourage you to vote in one of these ways:

    * MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy form in the enclosed business reply envelope; OR

    * USE THE TOLL-FREE TELEPHONE NUMBER shown on the proxy form.

    A copy of Earthgrains' Annual Report for fiscal year 1999 accompanies this notice and proxy statement.


                                       By order of the Board of Directors

                                       /s/ Joseph M. Noelker

                                       Joseph M. Noelker
                                       Vice President, General Counsel
                                           and Corporate Secretary

June 14, 1999

                             TABLE OF CONTENTS

           Voting Information and Procedures.............          2

           Election of Directors (Item 1)................          3

           Information About Your Board of Directors.....          3

           Stock Ownership Information...................          6

           Re-approval of the Exceptional Performance
             Plan (Item 2)...............................          8

           Shareholder Proposal Concerning Declassified
             Board (Item 3)..............................         10

           Response to Declassified Board Proposal.......         10

           Executive Compensation........................         12

           Summary Compensation Table....................         15

           Option Grants in Last Fiscal Year.............         17

           Aggregated Option Exercises in Last Fiscal
             Year and Fiscal Year End Option Values......         17

           Pension Plan Table............................         18

           Stock Price Performance Graph.................         19

           Independent Public Accountants................         20

           Section 16(a) Beneficial Ownership Reporting
             Compliance..................................         20

           Other Matters.................................         21

           Appendix A--the Exceptional Performance
             Plan........................................        A-1

                         [Earthgrains Logo]

                      THE EARTHGRAINS COMPANY

                          PROXY STATEMENT

The Board of Directors of The Earthgrains Company ("Earthgrains" or "Company") is soliciting proxies to be used at the 1999 annual meeting. This proxy statement and the proxy form are being mailed to shareholders on or about June 14, 1999. A copy of Earthgrains' 1999 Annual Report containing financial statements for the fiscal year ended March 30, 1999 has been mailed with this proxy statement.

YOUR VOTE IS VERY IMPORTANT

VOTING INFORMATION AND PROCEDURES

WHO CAN VOTE

Record holders of Earthgrains' Common Stock on May 28, 1999 may vote at the meeting. On May 28, 1999, there were 42,700,640 shares of Common Stock outstanding.

HOW YOU CAN VOTE

* Voting by Mail. Mark your proxy form, sign and date it, and return it in the postage-paid envelope provided.

* Voting by Telephone. Call the toll-free telephone number on your proxy form. Telephone voting is available 24 hours a day. If you vote by telephone, do not return your proxy form.

* If your shares are held in the name of a bank or broker, follow the voting instructions you receive from your bank or broker.

HOW YOU CAN REVOKE OR CHANGE YOUR VOTE

* Send written notice to the Corporate Secretary;

* Submit another proper proxy form by mail or telephone ballot; or

* Attend the Annual Meeting and vote in person. If you are not the holder of record of your shares, you must obtain a proxy from the holder of record in order to do so.

GENERAL VOTING INFORMATION

You are entitled to cast one vote for each share of Earthgrains'
Common Stock you own on the record date. A majority of the outstanding shares entitled to vote must be represented in person or by proxy in order to conduct the election of directors and other matters described in this proxy statement.

Shares represented by a proxy form marked "abstain" on a matter will be considered to be represented at the annual meeting, but not voted, for these purposes. Shares registered in the name of a broker or other "street name" agent, for which proxies are voted on some but not all matters, will be considered to be represented at the annual meeting and voted only as to those matters actually marked on the proxy form.

All shares that are properly voted--whether by mail or telephone-- will be voted at the annual meeting in accordance with your instructions. If you sign the proxy form but do not give voting instructions, the shares represented by your proxy will be voted as recommended by the Board of Directors.

If any other matters are properly presented at the annual meeting, the people named on the proxy form will use their discretion to vote for you. As of the date this proxy statement went to press, Earthgrains did not know of any other matters to be raised at the annual meeting.

VOTES REQUIRED

* ITEM 1--The three nominees for director receiving the highest number of votes cast will be elected.

* ITEMS 2 & 3--At least a majority of the votes cast are necessary for approval.

BOARD RECOMMENDATIONS

* FOR the three nominees for director;

* FOR re-approval of the Exceptional Performance Plan; and

* AGAINST the shareholder proposal for a declassified board

PROXY SOLICITATION

Earthgrains will pay for preparing and printing this proxy statement and proxy form. Earthgrains will also pay for soliciting proxies. Costs related to soliciting proxies include postage and handling, including the expenses of brokerage houses, custodians, nominees and fiduciaries for forwarding documents to beneficial owners of Earthgrains' Common Stock. Votes on proxy forms will be solicited by mail. Proxies may also be solicited by officers and employees of Earthgrains in person, by telephone or by mail. In addition, to assist in the solicitation of votes on proxy forms from banks, brokers, other institutional holders and from other shareholders, Earthgrains has engaged ChaseMellon Shareholder Services, L.L.C. for a fee of $6,500.

                       ELECTION OF DIRECTORS

                       (ITEM 1 ON PROXY FORM)

Presently seven members serve on the Board of Directors. The Board is divided into three Groups, each Group as nearly equal in number as possible, serving staggered three-year terms. At this Meeting, three directors in Group III will be elected for a three-year term expiring in 2002.

Each nominee is currently serving as a director and has agreed to serve for a new term. The Board does not contemplate that any of the nominees will be unable to stand for election. However, if any nominee becomes unable to serve before the annual meeting, your proxy form will be voted for a person the Board nominates in his or her place, unless you withhold authority to vote for all nominees.

Vacancies which may occur during the year may be filled by a majority of the directors then in office, even if they are too few to make a legal quorum. So long as the directors are divided into Groups, any director chosen to fill a vacancy shall be of the same Group as the director he or she succeeded, and shall hold office until the next election of that Group of directors and until his or her successor is duly elected and qualified.

             INFORMATION ABOUT YOUR BOARD OF DIRECTORS

The Board of Directors has nominated three people, each of whom is currently a director, for election for a three-year term expiring in 2002. These director nominees are Barry H. Beracha, Peter F. Benoist, and Maxine K. Clark. Background and other information regarding the three nominees and Earthgrains' other directors is set out below.

 TO BE ELECTED FOR A THREE-YEAR TERM EXPIRING IN 2002 (GROUP III DIRECTORS)


[PHOTO]      BARRY H. BERACHA                             DIRECTOR SINCE 1993
             Chief Executive Officer and Chairman of the Board of
             Directors of Earthgrains since March 1996. From 1976 through March 1996, he was a Vice President and Group Executive of Anheuser-Busch Companies, Inc. ("Anheuser-Busch"), and during that time served in various positions for various Anheuser-Busch subsidiaries. Mr. Beracha is a member of the Board of Directors of Pepsi Bottling Group. He also serves as a member of the Board of Trustees of Saint Louis
             University. Age: 57

[PHOTO]      PETER F. BENOIST                             DIRECTOR SINCE 1996
             Senior Executive Vice President, Chief Operating Officer of Mercantile Bank of St. Louis since February, 1998. Executive Vice President of Mark Twain Bancshares, Inc. from 1984 to
             1997; Director of Mark Twain Bancshares, Inc. from 1991 to
             1997; Chairman of the Board of Mark Twain Bank from 1986
             until June 1996; President of Mark Twain Bank from 1986 until 1989; Chairman of Mark Twain Kansas City Bank from
             1992 until June 1996. Mr. Benoist is Director of Ecumenical Housing Production Corp.; Director and Vice Chairman of St. Louis Priory; Trustee of Maryville University; and Director of St. Louis Equity Fund. Age: 51

[PHOTO]      MAXINE K. CLARK                              DIRECTOR SINCE 1996
             President and Chief Executive Officer of The Build-A-Bear Workshop, a children's entertainment retail company. Since
             1996, Ms. Clark has been President and Chief Executive
             Officer of Smart Stuff, Inc., a Saint Louis retail and business consulting firm, and the developer of The
             Build-A-Bear Workshop. She was President and Chief
             Merchandising Officer of Payless ShoeSource, Inc. from 1992 until 1996, and Executive Vice President for Venture Stores, Inc. from 1988 until 1992. Ms. Clark also is a member of the Board of Directors of Tandy Brands Accessories, Inc., Wave Technologies and Department 56, Inc. Ms. Clark serves as a member of the Board of Trustees of the University of Georgia Foundation; as a member of the Advisory Board for The
             Hatchery, Washington University; and as a member of the Advisory Board for the Greater Saint Louis Council of Girl Scouts. Age: 50

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
                       ELECTION OF THESE NOMINEES.


            DIRECTORS WHOSE TERM EXPIRES IN 2000 (GROUP I DIRECTORS)

[PHOTO]      JAIME IGLESIAS                               DIRECTOR SINCE 1996
             Retired since March, 1996. From January 1993 to March 1996,
             Mr. Iglesias was Chairman of the Board of Anheuser-Busch
             Europe Inc. ("ABEI"), which is a subsidiary of Anheuser-Busch. He was Chief Executive Officer of ABEI from 1989 until March 1996 and President of ABEI from 1988 until March 1996.
             Mr. Iglesias was appointed President--International Operations of Earthgrains and prior to that served as Earthgrains' Vice President--International from 1983 to 1996. He was also Chairman and President of Bimbo and President and Senior Vice President--Europe of Anheuser-Busch's subsidiary, Anheuser-Busch International, Inc., ("ABII") and has served in such capacities since 1978 and March 1996, respectively. He also served as President and Managing Director--Europe of ABII from 1988 until March 1996. Age: 68

[PHOTO]      WILLIAM E. STEVENS                           DIRECTOR SINCE 1996
             Executive Vice President of Mills & Partners since 1996. Mr. Stevens was President, Chief Executive Officer and a member of the Board of Directors of United Industries Corporation from 1989-1996. Prior to 1989, Mr. Stevens was Executive
             Vice President and a member of the Board of Directors of Black & Decker Corporation. He also serves on the Board of Directors of McCormick & Company, Inc. Age: 56

         DIRECTORS WHOSE TERM EXPIRES IN 2001 (GROUP II DIRECTORS)

[PHOTO]      J. JOE ADORJAN                               DIRECTOR SINCE 1996
             Chairman of Borg-Warner Security Corporation
             ("Borg-Warner"), a Chicago-based provider of security services. Mr. Adorjan has been Chairman of Borg-Warner since January 1996; he was Chief Executive Officer from October
             1995 to March 1999, President from April 1995 to March of
             1999 and has been a Director of Borg-Warner since 1993. Mr. Adorjan was Chairman and Chief Executive Officer of ESCO Electronics Corporation ("ESCO") from 1990 to 1992. He served as President of Emerson Electric Company from 1993 until April 1995. Mr. Adorjan is also a member of the Board of Directors of ESCO, Illinova Corporation, Goss Graphic Systems, Inc., Hussmann International, Inc. and Loomis,
             Fargo & Co. He also serves as the Chairman of the Board of Trustees of Saint Louis University and as a Trustee of the School of the Art Institute in Chicago, Illinois. Age: 60

[PHOTO]      JERRY E. RITTER                              DIRECTOR SINCE 1995
             Chairman of the Board of Clark Enterprises--parent company of the Saint Louis Blues Hockey Club and Kiel Center (the
             Club's home venue). Mr. Ritter also serves as a consultant to Anheuser-Busch. He was Executive Vice President--Chief Financial and Administrative Officer of Anheuser-Busch from
             1991 to 1996, and served in several executive capacities at Anheuser-Busch, including Vice President and Group Executive from 1984 to 1990, Vice President--Finance from 1981 to
             1983, and Vice President--Finance and Treasurer from 1975 to 1981. Mr. Ritter is also a member of the Board of Directors of Brown Group, Inc., OmniQuip International, Inc., and The Kroll-O'Gara Company. He also serves as the Chairman of the Board of Commissioners of the Saint Louis Science Center.
             Age: 64


BOARD SERVICE SUMMARY

The directors presently serve on the Board committees shown in the following table. Meeting attendance information for fiscal year 1999 also is given in the table.

----------------------------------------------------------------------------------------------------------------------------------
                                                                  COMMITTEES
                                                       ---------------------------------
                                                                          COMPENSATION
                                                           AUDIT &          & HUMAN           ATTENDED 75% OR MORE OF BOARD
              DIRECTOR                     BOARD           FINANCE         RESOURCES        AND APPLICABLE COMMITTEE MEETINGS
----------------------------------------------------------------------------------------------------------------------------------
   Barry H. Beracha                         X<F*>                                                           X
----------------------------------------------------------------------------------------------------------------------------------
   J. Joe Adorjan                           X                                 X<F*>                         X
----------------------------------------------------------------------------------------------------------------------------------
   Peter F. Benoist                         X                X<F*>                                          X
----------------------------------------------------------------------------------------------------------------------------------
   Maxine K. Clark                          X                                 X                             X
----------------------------------------------------------------------------------------------------------------------------------
   Jaime Iglesias                           X                X                                              X
----------------------------------------------------------------------------------------------------------------------------------
   Jerry E. Ritter                          X                X<F**>                                         X
----------------------------------------------------------------------------------------------------------------------------------
   William E. Stevens                       X                                 X<F**>                        X
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
   Meetings Held in FY 1999                 6                6                8
----------------------------------------------------------------------------------------------------------------------------------

 <F*>Chair

<F**>As of November 6, 1998; Mr. Ritter previously served on the
     Compensation and Human Resources Committee and Mr. Stevens previously served on the Audit and Finance Committee.

STANDING BOARD COMMITTEES

Audit and Finance--recommends to the Board the selection of independent accountants, reviews the scope and results of the independent audit and internal audit function, and reviews Earthgrains' financial plans and policies related to borrowings, dividends and capital structure.

Compensation and Human Resources--considers and makes recommendations to the Board as to the salaries and other compensation to be paid to Earthgrains' executive officers, other officers and upper management employees of Earthgrains and its subsidiaries.

Nominating--Earthgrains has no standing nominating committee.

COMPENSATION

An employee director receives no additional compensation for service on the Board.

Non-employee directors receive the following for their services on the Board:

Annual Fee:.......................       $23,000
Fee for Each Board Meeting
  Attended:.......................       $ 1,500
Fee for Each Committee Meeting
  Attended:.......................       $   750
Annual Fee for Chairing a
  Committee:......................       $ 3,500
Annual Common Stock Grant:........    400 shares

Each non-employee director who served as a director in 1996 received a one-time grant of 2,000 shares of Common Stock. The shares granted to non-employee directors are subject to transfer restrictions which lapse after 10 years or, if earlier, when the director leaves the Board (other than upon removal by shareholders) or upon a change in control of Earthgrains.

Each non-employee director is required to defer 25% of his or her director's fees and maintain an account in Earthgrains' Non-Employee Directors Deferred Fee Plan. Directors may elect to defer up to 100% of their directors' fees. Each director may choose whether his or her elective deferred fees, if any, are credited to a cash account or a share equivalent account that tracks the value of Earthgrains' Common Stock. At the director's option, amounts deferred under the plan are paid in cash in a lump sum on a date the director specifies or over a period of time, not to exceed 10 years.

                    STOCK OWNERSHIP INFORMATION

BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT

The table below lists the persons or groups known by Earthgrains to own more than 5% of its Common Stock:

           NAME AND ADDRESS                   NUMBER OF           % OF SHARES         EXPLANATORY
         OF BENEFICIAL OWNER                COMMON SHARES         OUTSTANDING            NOTES
         -------------------                -------------         -----------         -----------
FMR Corp.                                     3,183,204              7.405             <Fa><Fc>
82 Devonshire Street
Boston, Massachusetts 02109

Mellon Bank Corporation                       2,468,446              5.740             <Fb><Fc>
One Mellon Bank Center
500 Grant Street
Pittsburgh, Pennsylvania 15258

-------
<Fa>  FMR Corp. and its subsidiaries have sole voting power as to 75,400 shares and sole investment power as to 3,183,204 shares.
<Fb>  Mellon Bank Corporation and its subsidiaries have sole voting power as to
      2,259,662 shares, shared voting power as to 3,084 shares, sole investment power as to 1,042,314 shares, and shared investment power as to 23,116 shares.
<Fc>  As reported to the Securities and Exchange Commission by the beneficial owner as of 12/31/98.

COMMON STOCK BENEFICIALLY OWNED BY MANAGEMENT

The following table summarizes the beneficial ownership of Earthgrains' Common Stock as of March 30, 1999, for each director and nominee for director, each of the executive officers named in the Summary Compensation Table (see page 15 below), and all directors and executive officers as a group. Except as otherwise noted, the individuals have sole voting and investment power with respect to the shares reported. Included are shares which were beneficially owned on March 30, 1999 or which could be acquired within 60 days after that date by exercising employee stock options.

                                                     NUMBER             EXERCISABLE                      % OF SHARES
                     NAME                           OF SHARES             OPTIONS          TOTAL         OUTSTANDING
                     ----                           ---------           -----------        -----         -----------
    Barry H. Beracha..........................        721,100<F1>          581,464       1,302,564          3.00%
    J. Joe Adorjan............................         11,297<F2>            - 0 -          11,297          <F*>
    Peter F. Benoist..........................         12,573<F3>            - 0 -          12,573          <F*>
    Maxine K. Clark...........................          6,109<F4>            - 0 -           6,109          <F*>
    Jaime Iglesias............................         11,574<F5>            - 0 -          11,574          <F*>
    Jerry E. Ritter...........................         20,199<F6>            - 0 -          20,199          <F*>
    William E. Stevens........................         14,669<F7>            - 0 -          14,669          <F*>
    John W. Iselin, Jr........................         77,676<F8>          151,832         229,508          <F*>
    William H. Opdyke.........................         42,680<F9>           64,831         107,511          <F*>
    Mark H. Krieger...........................         27,591<F10>          46,566          74,157          <F*>
    Todd A. Brown.............................         40,506<F11>          43,498          84,004          <F*>
    All directors and executive officers as a
      group (22 persons)......................      1,180,873<F12>       1,353,230       2,534,103          5.73%

-------
 <F*> Person beneficially owns less than 1% of Earthgrains'
      outstanding Common Stock.

 <F1> Includes 333,332 shares of restricted stock, subject to forfeiture, 37,372 shares owned indirectly by Mr. Beracha through his 401(k) plan accounts and 4,800 shares owned by children of Mr. Beracha, the beneficial ownership of which is disclaimed.

 <F2> Includes 3,200 shares of stock, subject to transfer
      restrictions.

 <F3> Includes 3,200 shares of stock, subject to transfer
      restrictions.

 <F4> Includes 3,200 shares of stock, subject to transfer
      restrictions.

 <F5> Includes 3,200 shares of stock, subject to transfer
      restrictions.

 <F6> Includes 3,200 shares of stock, subject to transfer
      restrictions, and 16,918 shares held by a family limited partnership, the beneficial ownership of 1,600 of which is disclaimed.

 <F7> Includes 3,200 shares of stock, subject to transfer
      restrictions and 4,000 shares held in an irrevocable trust for the benefit of Mr. Stevens' children, the beneficial ownership of which is disclaimed.

 <F8> Includes 71,668 shares of restricted stock, subject to forfeiture and 1,788 shares owned indirectly by Mr. Iselin through his 401(k) plan accounts.

 <F9> Includes 38,332 shares of restricted stock, subject to forfeiture, and 3,624 shares owned indirectly by Mr. Opdyke through his 401(k) plan accounts.

<F10> Includes 24,168 shares of restricted stock, subject to forfeiture and 1,315 shares owned indirectly by Mr. Krieger through his 401(k) plan accounts.

<F11> Includes 30,000 shares of restricted stock, subject to forfeiture and 9,410 shares owned indirectly by Mr. Brown through his 401(k) plan accounts.

<F12> Includes restricted stock and shares owned indirectly through
      401(k) plan accounts and otherwise.

                                7

          RE-APPROVAL OF THE EXCEPTIONAL PERFORMANCE PLAN

                       (ITEM 2 ON PROXY FORM)

On July 25, 1997 shareholders approved Earthgrains' Exceptional Performance Plan (the "EPP"). The EPP provides a framework for key executives to receive cash bonuses for exceptional performance over a measured performance period that may be longer than a given fiscal year. Programs established from time to time under the EPP specify the performance period, performance goals and formulas for determining bonus amounts.

Section 162(m) of the Internal Revenue Code requires shareholder approval in order to obtain a deduction for awards paid under a qualified performance-based plan to the CEO and other highly compensated executives whose compensation for any taxable year may be in excess of $1 million. The material terms of a performance-based plan like the EPP must be disclosed to and re-approved by the shareholders at least every five years so that Earthgrains may exclude amounts paid under the EPP from the $1 million deductibility limit. This limit on deductibility became effective in 1994. We are seeking re-approval before 2002--when it would be required--because Earthgrains wants your re-approval before the current mid-term program--the 1998 Cash Incentive Program-- terminates and before another mid-term program under the EPP is implemented.

If approved this year, and unless the material terms of the EPP are subsequently changed, the tax rules will not require shareholder approval again until 2004.

The material terms of the EPP and a description of programs established under it to date are described below:

SUMMARY DESCRIPTION OF THE EPP

The following is a description of the major provisions of the EPP. All capitalized terms have the meaning ascribed to them in the EPP which is attached as Appendix A to this Proxy Statement.

Administration by Committee. The EPP must be administered by a committee (which may be a subcommittee of a Board committee) comprised solely of two or more outside directors of Earthgrains. A Tax Qualified Subcommittee of the Human Resources and Executive Compensation Committee is presently serving as the Committee for the EPP.

Incentive Programs. The EPP authorizes the Committee to establish one or more Programs which allow payment of cash Bonuses to Participants based on pre-established performance goal(s) for designated Performance Periods.

Eligibility and Participation. Key executive employees of Earthgrains and its Affiliates are eligible to participate in the EPP; approximately 220 individuals meet this requirement. For each Program, the Committee will designate one or more Eligible Employees as Participants and will identify those individuals who are or may become Covered Employees for the applicable Performance Period.

Performance Criteria and Goals. For each Program, the Committee will establish one or more objective Performance Goals which must be tied to one or more of the following Performance Criteria: revenues, earnings (including, without limitation, earnings before interest, taxes, depreciation and amortization), earnings per share, return on equity, return on assets, return on capital, cash flow, market share, stock price, costs and productivity. No Covered Employee will receive any Bonus under the EPP if the applicable Performance Goal is not met.

Amount of Bonuses. The Committee must establish one or more formulas or standards for determining the amounts of Bonuses which may be paid to Participants under each Program. Bonuses paid to any Covered Employee under the EPP in any year cannot exceed $1 million. The Committee is authorized to increase or reduce the amounts of Bonuses payable to non-Covered Employees from the Bonus Formula amounts. The Committee has discretionary authority to reduce, but not to increase, the amount payable to each Covered Employee from the applicable formula amount.

Change in Control. Upon a Change in Control of Earthgrains, the
Committee has the authority to make appropriate adjustments to the Performance Goal(s), Performance Periods, and Bonus Formulas to prevent or limit forfeiture of Bonuses under a Program.

Amendment and Termination. The Board may amend or terminate the EPP at any time. However, it may not make any amendment to the class of individuals qualifying as Eligible Employees, the Performance Criteria, or the maximum amount of Bonuses which may be paid to a Covered Employee under the EPP in any year, without shareholder approval. The Committee may amend the EPP in any way so long as shareholder approval is not required and the amendment does not jeopardize qualification of Bonuses paid to Covered Employees as performance-based compensation under Section 162(m) of the Internal Revenue Code.

Federal Income Tax Consequences. Participants will recognize ordinary income in the amount of any Bonuses received in the year of payment. With the possible exception of Bonuses paid upon a Change in Control, Earthgrains will be able to deduct the amount constituting ordinary income to all Participants in the EPP.

ESTABLISHED PROGRAMS UNDER THE EPP

The 1998 Cash Incentive Program ("1998 Program"). The 1998 Program began on March 26, 1997 and has a five year performance period, which is subject to earlier termination if its Primary and Secondary Performance Goals are achieved. The Performance Goals are both tied to a cash flow measure and a return on capital measure. The Primary Performance goal was achieved in the fourth quarter of fiscal year 1999, and bonus awards pertaining to this performance goal were paid in the first quarter of fiscal year 2000. The Secondary Performance goal is expected to be attained later in fiscal year 2000.

The 2000 Leadership Excellence Achievement Program ("2000 Program"). In anticipation of the termination of the 1998 Program, the Committee established the 2000 Program in March of 1999. The performance period of the 2000 Program is three years from its effective date, which has yet to be set. The Performance Goals for the 2000 Program are tied to a cash flow measure, a return on capital measure, and an average annual revenue growth measure.

CEO Incentive Programs (1998, 1999, and 2000 CEO Incentive Programs). The performance period for each of the three existing CEO Incentive Programs established to date is the fiscal year in the program's title. Performance goals for all three CEO Incentive Programs are tied to Mr. Beracha's performance, a cash flow measure and a return on capital measure. The 1998 and 1999 CEO Incentive Programs are completed and the bonus amounts paid to Mr. Beracha were $300,000 and $381,888, respectively. The maximum bonus payable is $698,880 under the 2000 CEO Incentive Program.

ESTIMATE OF EPP BENEFITS

Bonus formula amounts for the 1998 Program range from 25%-50% of fiscal year 1998 salary for some Covered Employees and from 50%-100% of fiscal year 1998 salary for other Covered Employees. Actual bonuses paid will depend on the extent to which performance goals are achieved and the extent to which the Committee exercises its reserved discretion.

Because the Primary Performance Goal for the 1998 Program was achieved, the following bonus amounts were paid in May, 1999 (fiscal year 2000):
* Mr. Beracha                                               $274,980
* Mr. Iselin                                                 128,700
* Mr. Opdyke                                                  97,950
* Mr. Krieger                                                 89,400
* Mr. Brown                                                   91,500
* Executive Officers
   as a group:                                             1,525,740
* Non-Executive Officer Employees
   as a group:                                             5,984,934

Because the applicable Performance Period for the 2000 CEO Incentive Program has not elapsed and the 2000 Program has not yet become effective, it is not possible to determine if the Performance Goals will be met nor the amount of any bonuses that might be paid.

OTHER PROGRAMS AND BONUSES

While the Programs mentioned above are the only Programs established to date under the EPP, the Committee is authorized to establish, and may establish, additional Programs under the EPP. Also, bonuses may be paid outside of the EPP and its Programs.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
      PROPOSAL TO RE-APPROVE THE EXCEPTIONAL PERFORMANCE PLAN.

         SHAREHOLDER PROPOSAL CONCERNING DECLASSIFIED BOARD

                       (ITEM 3 ON PROXY FORM)

The Trust for the International Brotherhood of Electrical Workers' Pension Benefit Fund, 1125 Fifteenth Street, N.W., Washington, D.C. 20005, holder of 33,855 shares of Earthgrains' common stock, has informed Earthgrains that it intends to propose at the meeting that the shareholders adopt the following resolution and has furnished the following supporting statement:

"RESOLVED: That the shareholders of the Earthgrains Company (the
"Company") urge that the Board of Directors (the "Board") take the necessary steps to declassify the Board for the purpose of Establishing annual elections for directors. The Board declassification shall be done in a manner that does not affect the unexpired terms of directors previously elected."

"SUPPORTING STATEMENT: The election of corporate directors is a primary avenue for shareholders to influence corporate affairs and ensure management is accountable to the Company's shareholders. However, under the classified voting system at the Company, individual directors face election only once every three years, and shareholders only vote on roughly one-third of the board each year. Such a system serves to insulate the Board and management from shareholder input and the consequences of poor financial performance.

"By eliminating the classified board, shareholders can register their views annually on the performance of the board and each individual director. This will promote a culture of responsiveness and dynamism at the Company, qualities necessary to meet the challenge of increasing shareholder value.

"According to the Investor Responsibility Research Center, shareholder support for declassified board 'reached an all-time high' in 1998, with proposals averaging nearly 45% of votes cast. Last year, proposals to declassify the board passed at companies such as Bausch & Lomb, Bristol-Myers Squibb, Eastman Kodak, and Reebok. In addition, many leading companies have responded to increasing shareholder opposition and voluntarily declassified their boards, including Time Warner, Travelers Group, and Occidental Petroleum.

"In some [sic], by introducing annual elections and eliminating the classified board at the Company, management and the Board will be more accountable to shareholders. By aligning the interests of the Board and management with the interests of shareholders, our Company will be better equipped to enhance shareholder value.

"For the above reasons, we urge a vote FOR the resolution."

              RESPONSE TO DECLASSIFIED BOARD PROPOSAL

 YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE
                          ABOVE PROPOSAL.

When Earthgrains became independent in March, 1996, management and the Board determined that a classified board structure, where directors are elected to staggered three-year terms, was in the best interests of the Company and its shareholders. We continue to believe that a classified board structure remains in the best interests of the Company and its shareholders primarily for two reasons: (1) a classified structure promotes sound and stable management; and (2) a classified structure encourages any third party seeking to take control of the Company to negotiate with the Board, which would act in the interests of all shareholders rather than only certain factions.

Classification is commonly used in the United States to provide continuity and stability of the board. Classification helps ensure that at any given time a majority of the directors will have experience in the Company's business and affairs and will bring a long-term perspective to the development and execution of the Company's strategic plans. That experience and perspective are particularly important for Earthgrains, which is in a highly competitive and rapidly evolving industry in which significant opportunities for consolidation constantly arise. The classified board structure is an appropriate and effective approach for Earthgrains to anticipate and meet the demands of its industry and to create value for its shareholders.

A classified board structure also is intended to discourage a third party from launching a sudden bid to take control of the company, particularly a bid which disadvantages some shareholders relative to others, without first negotiating with the Board at arm's length. The classified structure may give the Board an extra opportunity to negotiate on behalf of all Earthgrains' shareholders, intelligently evaluate alternatives, and otherwise take action in the best interests of the shareholders as a whole.

We disagree with the proponent's implication that directors are accountable to the shareholders only if elected annually. The legal duty of directors to represent the best interests of all shareholders is not affected by the election cycle.

For the proposal to be approved, the holders of a majority of the shares actually voted on this item must vote in favor of the proposal. Even if approved, the proposal itself would not eliminate the classified board structure. The Company's Amended and Restated Certificate of Incorporation would have to be amended to legally eliminate classification. Such an amendment would require approval by the Board and, in a separate vote, by the holders of a majority of all shares that are outstanding and entitled to vote, which is a higher threshold than the approval needed for this item.

 FOR THESE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
                    VOTE AGAINST THIS PROPOSAL.

                       EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE FOR FISCAL
YEAR 1999

The Compensation and Human Resources Committee of the Board of Directors (the "Committee") of Earthgrains is comprised entirely of independent, non-employee directors. The Committee operates under the authority delegated to it by the Board. The Committee's responsibilities include review and approval of salary, annual incentives, equity-based incentives, mid to long-term incentives and other compensation for executive officers, including the Chief Executive Officer (the "CEO"). The Committee also administers Earthgrains' employee incentive programs. The following discussion summarizes the philosophies and methods which guide the Committee in carrying out its responsibilities.

COMPENSATION PHILOSOPHY

Earthgrains' principal goal is to maximize shareholder value. Accordingly, the Committee's paramount objective is to strengthen and monitor the connection between executive compensation and the creation of value by Earthgrains. The Committee endeavors to accomplish this through a compensation program that attracts, motivates and retains top executive talent, and that rewards those executives for maximizing the key elements of Earthgrains' economic value.

Earthgrains' executive officers are eligible for fixed, short-term variable (based on short-term performance), and mid to long-term incentive (based on mid to long-term corporate results) elements of compensation. In determining the structure and design of these pay elements as well as how much is awarded under each component, the Committee considers several principles:

  * To attract, motivate and retain executives, a base compensation package that is competitive with median practices in the commodity and branded segments of the food industry.

  * Both short-term and mid to long-term incentives that are matched with short-term and mid to long-term corporate performance, respectively, to achieve Earthgrains' financial performance objectives.

  * All Earthgrains' awards should be aligned with maximizing the economic value of Earthgrains.

  * Each component of compensation available to executives should be clearly communicated to them, as should the performance required to earn variable components of compensation. Such communication is essential to an effective compensation program.

The Committee reviews compensation based on these four principles, Earthgrains' performance and competitive practices. As part of its review, the Committee looks at compensation of a broad group of companies in the food industry (the "survey companies"), including but not limited to the companies included in the S&P Foods Index, as reflected in Earthgrains' stock price performance graph on page 19.

Qualifying compensation for tax deductibility under the Internal Revenue Code is favored by the Committee; Section 162(m) limits to $1 million the annual deduction a publicly held corporation may take for compensation paid to any executive, except with respect to certain performance-based compensation. However, tax savings are but one consideration among many in the executive compensation equation, and will not be solely determinative where the Committee, in its discretion, finds other considerations to be more important.

COMPENSATION PROGRAM COMPONENTS

During the last fiscal year, Earthgrains' executives were eligible for four compensation components: (1) base salary, (2) annual incentives, (3) equity-based incentives, and (4) mid to long-term incentives. In general, base salary is set in advance but can be adjusted periodically at the discretion of the Committee; annual and equity-based incentives are awarded at the discretion of the Committee; mid to long-term incentives are awarded by the Committee pursuant to plans approved by the Committee. The following discussion outlines the factors the Committee considers and applies when awarding each of the four components.

BASE SALARY

Each executive's base salary, including that of the CEO, was initially established to reflect:

  * The executive's experience and the responsibilities attendant to the position; and

  * The median base salaries paid to executives in comparable positions at the survey companies.

In determining such base salaries, the Committee took into account the factors outlined above.

The Committee reviews base salaries annually. In evaluating whether an adjustment to an executive's base salary is appropriate, the Committee considers the pay levels at the survey companies and Earthgrains' overall financial performance during the prior fiscal year including such measures as:

  * Earnings before interest expense and income taxes ("EBIT");

  * Growth in earnings before interest expense, income taxes, depreciation and amortization ("EBITDA");

  * Return on capital employed; and

  * Appreciation in value of common shares to shareholders.

Special consideration may be given to performance measures that bear a close relationship to an executive's particular duties, as well as to the complexity of an individual's responsibilities and the executive's immediate supervisor's evaluation as to how well those responsibilities were discharged. The Committee, however, does not employ a precise formula in adjusting base salaries and to this extent the determination involves some degree of subjectivity. In accordance with the foregoing, the Committee increased the base salaries of executive officers, including the named executive officers, in the last fiscal year by an average of 7.0% (5.4% can be attributed to merit increases; the remainder to equity adjustments).

ANNUAL INCENTIVE

Annual incentives are targeted at the median annual bonuses paid to executives occupying comparable positions at the survey companies and are based on the performance of both Earthgrains and the individual executive. The Committee establishes a targeted annual incentive for each executive officer. Assuming that Earthgrains' performance approaches the annual performance goal, the actual bonus payable to any executive may equal a pre-defined range of percentages of the target bonus.

For the last fiscal year, bonuses for executive officers were determined on the basis of Earthgrains' EBIT compared with a target established by the Committee. Bonuses for executive officers assigned to Earthgrains' domestic operations were determined in part on the basis of domestic EBIT for those operations and bonuses for executive officers assigned to international operations were determined in part on the basis of international EBIT for those operations.

For the last fiscal year, Earthgrains exceeded its target EBIT goal. Executive officers thus became eligible for annual bonuses based on a percentage of their target annual bonuses. The bonuses were then adjusted for all executive officers based on the Committee's assessment of individual performance. This assessment was discretionary and took into account a number of factors that varied from individual to individual.

EQUITY-BASED INCENTIVES

Earthgrains continues to use stock options, and has used restricted stock as a means of retaining and motivating executives over the long term, and creating a commonality of interest between executives and shareholders. An executive's background, position, responsibilities, and individual performance are relevant to the Committee's decision whether to make an award to an executive, as well as to the amount and composition of any such award. Because awards involve the Committee's estimation of an individual executive's potential to contribute to Earthgrain's long-term performance, the Committee considers certain subjective factors in addition to certain objective factors.

OTHER MID TO LONG TERM INCENTIVES

At the 1997 Annual Meeting, shareholders approved Earthgrains' Exceptional Performance Plan (the "EPP"), which had been adopted by the Board on May 2, 1997. Also on May 2, 1997, a subcommittee of the Committee established the 1998 Cash Incentive Program (the "1998 Program"). Approximately 220 executives of Earthgrains, including the named executive officers, are currently designated as participants. The performance period for the 1998 Program began on March 26, 1997 and terminates on March 25, 2002, the last day of fiscal year 2002, unless the performance goals are achieved earlier. The performance goals of the 1998 Program are tied to both a cash flow measure and a return on capital measure, and the bonus each executive will receive depends on the applicable bonus formula amount and the extent to which the performance goals are achieved. The performance period for the 1998 Program has not elapsed; no bonuses were paid to any executives under the 1998 Program during fiscal year 1999.

In March 1999, the Committee established the 2000 Leadership Excellence Achievement Program (the "2000 Program") to become effective upon the achievement of the performance goals under the 1998 Program or the lapse of the 1998 Program. Approximately 220 executives of Earthgrains, including the named executive officers, are designated participants of the 2000 Program. The performance period for the 2000 Program will terminate on the third anniversary of the effective date. The performance goals for the 2000 Program are tied to a cash flow measure, a return on capital measure, and an average annual revenue growth measure.

CEO COMPENSATION

The factors used to evaluate Mr. Beracha's performance were his continued success in transitioning Earthgrains from an Anheuser-Busch subsidiary to a thriving independent company, the development of sound strategic and operating plans and improvements in Earthgrains' operating performance. Change over the year in Earthgrains' stock price also was a factor. No specific weighting was assigned to these factors.

Mr. Beracha's compensation is governed, in part, by his employment agreement with Earthgrains. Pursuant to his employment agreement, Mr. Beracha received a base salary of $600,000 for the last fiscal year. Most of Mr. Beracha's bonus for the last fiscal year was paid pursuant to the 1999 CEO Cash Incentive Program (the "1999 CEO Program"), established by the Committee under the EPP in June 1998. The performance period for the 1999 CEO Program was fiscal year 1999. Mr. Beracha's 1999 CEO Program was tied to both Earthgrains' and Mr. Beracha's performance, using a cash flow measure and a return on capital measure. Mr. Beracha's bonus for fiscal year 1999 was $415,000.

EXECUTIVE STOCK OWNERSHIP

The Committee believes that it is important for every executive to have an ownership interest in Earthgrains that is significant relative to the executive's base salary. Accordingly, Earthgrains adopted minimum stock ownership guidelines for executive officers, which guidelines are expected to be implemented over the next several years.

COMPENSATION AND HUMAN RESOURCES COMMITTEE

J. Joe Adorjan, Chair
Maxine K. Clark
William E. Stevens

                     SUMMARY COMPENSATION TABLE

The table below summarizes the compensation paid by Earthgrains for services rendered by the named executive officers during the past three fiscal years.

                                              ANNUAL COMPENSATION<F1>              LONG TERM COMPENSATION
                                        ------------------------------------    ----------------------------
                                                                                RESTRICTED      SECURITIES      ALL OTHER
         NAME AND            FISCAL                             OTHER ANNUAL      STOCK         UNDERLYING       COMPEN-
    PRINCIPAL POSITION        YEAR      SALARY     BONUS<F2>    COMPENSATION    AWARDS<F3>    OPTIONS(#)<F4>    SATION<F5>
    ------------------       ------     ------     ---------    ------------    ----------    --------------    ----------
Barry H. Beracha..........    1999     $600,000    $415,000     $ 5,857<F6>     $    - 0 -        40,000         $44,004
Chairman of the Board &       1998      549,960     445,000            <F6>          - 0 -        30,000          31,866
  Chief Executive Officer     1997      500,004     300,000            <F6>      2,583,323       950,532          25,504

John W. Iselin, Jr........    1999      272,820     124,178       4,566<F6>          - 0 -        25,000          14,303
President, Worldwide          1998      257,400     155,956            <F6>          - 0 -        12,500          10,437
  Bakery Products             1997      245,040     156,194            <F6>        555,427       159,000           6,562

William H. Opdyke.........    1999      215,400     117,274       3,603<F6>          - 0 -        20,000          14,839
President, Worldwide          1998      195,900     108,553            <F6>          - 0 -        10,000          10,373
  Refrigerated Dough          1997      190,008     100,912            <F6>        297,073        66,832           9,209
  Products, Technology
  & Purchasing

Mark H. Krieger...........    1999      209,520      72,960      67,041<F6>          - 0 -        15,840          10,043
Vice President & Chief        1998      178,800      79,516            <F6>          - 0 -         5,800           7,148
  Financial Officer           1997      152,040      48,921            <F6>        187,302        50,200           3,054

Todd A. Brown.............    1999      190,680      81,603      39,943<F6>          - 0 -         3,730          11,508
Vice President Operations     1998      183,000      81,428            <F6>          - 0 -         3,500           8,680
  & Administration, U.S.      1997      178,020      49,621            <F6>        232,500        44,332           6,298
  Refrigerated Dough
  Products

---------
<F1> Salary and bonus amounts include any amounts earned in a given fiscal year and subsequently deferred under Earthgrains' Executive Deferred Compensation Plan. If a change in control of Earthgrains occurred, the entire amount accrued on behalf of a participant would be paid to the participant in a single lump sum within 30 days of the date of the change in control. If an excise tax were imposed on a participant's accrued benefits on account of a change in control, the participant's benefits would be increased to the extent required to put the participant in the same position after payment of taxes as if no such excise tax had been imposed.

<F2> For fiscal year 1997, bonus amounts include one-time retention bonuses for the following named executive officers:
        * Mr. Iselin, $38,800
        * Mr. Opdyke, $31,500
        * Mr. Krieger, $19,000
        * Mr. Brown, $24,000

<F3> Earthgrains did not award any Restricted Stock to the named executive officers during fiscal year 1999. The 1996 Stock Incentive Plan, as Amended and Restated to reflect two two-for-one stock splits that were effected in 1997 and 1998, currently authorizes grants of 666,204 shares of Restricted Stock. At this time, all such shares have been granted to the named executive officers and other eligible employees under the Plan. Non-preferential dividends are paid on Restricted Stock. The Restricted Stock also has a tax payment feature; some of the shares can be used to pay the withholding taxes related to the vesting of the Restricted Stock award. The Compensation and Human Resources Committee of the Board may accelerate the vesting of a Restricted Stock award at any time, and all shares of Restricted Stock automatically vest upon the recipient's death or upon disability, as that term is defined in the Plan. If certain events occur which would result in a change in control of Earthgrains, all shares of Restricted Stock become nonforfeitable and freely transferable (except

                                 15





     for restrictions imposed by applicable federal and state securities laws), and all previously unsatisfied conditions to unrestricted ownership lapse. The number of shares and value of Restricted Stock holdings as of March 30, 1999 are as follows:

                             NUMBER              VALUE AT
                            OF SHARES         FISCAL YEAR END
                            ---------         ---------------
     * Mr. Beracha           333,332            $7,083,305
     * Mr. Iselin             71,668             1,522,945
     * Mr. Opdyke             38,332               814,555
     * Mr. Krieger            24,168               513,570
     * Mr. Brown              30,000               637,500

<F4> Awards for fiscal years 1997 and 1998 have been adjusted to reflect two two-for-one stock splits effected in 1997 and 1998.

<F5> The amounts shown in this column consist of the following for fiscal year 1999:

     (i) Matching Contributions under Earthgrains' 401(k) and 401(k) restoration plans:
        * Mr. Beracha, $24,000
        * Mr. Iselin, $10,913
        * Mr. Opdyke, $8,581
        * Mr. Krieger, $7,703
        * Mr. Brown, $7,627

     In the event of a change in control of Earthgrains, the unvested portion of a participant's 401(k) account will immediately become 100% non-forfeitable, and the entire amount accrued in the 401(k) restoration plan on behalf of a participant will be paid in a single lump sum within 30 days of the date of the change in control.

     (ii) Amounts imputed as income for federal income tax purposes under Earthgrains' life insurance plan:
        * Mr. Beracha, $20,004
        * Mr. Iselin, $3,391
        * Mr. Opdyke, $6,257
        * Mr. Krieger, $2,339
        * Mr. Brown, $3,881

<F6> Amounts reported in the table include tax reimbursements and certain perquisites (to the extent the reporting thresholds of the Securities and Exchange Commission are exceeded). The amounts reported for Mr. Krieger and Mr. Brown consist primarily of the value of country club memberships:
        * Mr. Krieger, $38,053
        * Mr. Brown, $27,020

                                   OPTION GRANTS IN LAST FISCAL YEAR

                                      % OF TOTAL
                         NUMBER OF      OPTIONS                               POTENTIAL REALIZABLE VALUE AT
                          SHARES      GRANTED TO                           ASSUMED ANNUAL RATES OF STOCK PRICE
                        UNDERLYING     EMPLOYEES     EXERCISE                APPRECIATION FOR OPTION TERM<F3>
                          OPTIONS      IN FISCAL    PRICE PER  EXPIRATION  -----------------------------------
         NAME           GRANTED<F1>  YEAR 1999<F2>    SHARE       DATE        0%         5%           10%
         ----           -----------  -------------  ---------  ----------   -----     --------     ----------
Barry H. Beracha......    40,000         5.67%       $22.4063   3/18/09     - 0 -     $563,648     $1,428,395
John W. Iselin, Jr....    25,000         3.54%       $22.4063   3/18/09     - 0 -      352,280        892,747
William H. Opdyke.....    20,000         2.83%       $22.4063   3/18/09     - 0 -      281,824        714,197
Mark H. Krieger.......    15,840         2.24%       $22.4063   3/18/09     - 0 -      223,205        565,644
Todd A. Brown.........     3,730         0.53%       $22.4063   3/18/09     - 0 -       52,560        133,198

--------

<F1> All options granted to the named executive officers were granted on March 19, 1999. The options become exercisable in three equal parts on the first, second and third anniversaries of the grant date; however, the Compensation and Human Resources Committee of the Board is authorized to accelerate exercisability at any time, and acceleration occurs automatically in the event of the optionee's death, or the optionee's disability or retirement as those terms are defined in the 1996 Stock Incentive Plan and its agreements, or if certain events occur which would result in a change in control of Earthgrains. In addition, some of the options (NQSOs) were granted with a tax payment feature; the option stock can be used to pay the withholding taxes related to an option exercise.

     The number of NQSOs granted in fiscal year 1999 to the named officers were:
         * Mr. Beracha, 36,000
         * Mr. Iselin, 21,000
         * Mr. Opdyke, 16,000
         * Mr. Krieger, 11,840
         * Mr. Brown, 0

<F2> Based on option grants for 706,028 shares of Earthgrains'
     Common Stock to 217 employees in fiscal year 1999.

<F3> The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation of Earthgrains' Common Stock. If the value of Earthgrains' Common Stock does not appreciate, the options will be valueless, as evidenced by the 0% column. The assumed 5% annual rate of appreciation would result in the market price of Earthgrains' Common Stock increasing from $22.4063 to $36.50. The assumed 10% annual rate of appreciation would result in an increase from $22.4063 to $58.12.



                                        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                                   FISCAL YEAR END OPTION VALUES

                                                                             NUMBER OF SHARES           VALUE OF UNEXERCISED
                                                                                UNDERLYING                  IN-THE-MONEY
                                                                            UNEXERCISED OPTIONS           OPTIONS AT FISCAL
                              SHARES ACQUIRED ON         VALUE              AT FISCAL YEAR END            YEAR END<F2><F3>
           NAME                  EXERCISE<F1>         REALIZED<F2>       EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
           ----               ------------------      ------------       -------------------------    -------------------------
Barry H. Beracha..........         200,000             $3,884,370             581,464/99,068             $7,345,921/319,861
John W. Iselin, Jr........           - 0 -                  - 0 -             151,832/44,668              1,884,790/ 92,797
William H. Opdyke.........           - 0 -                  - 0 -              64,831/32,001                778,323/ 43,672
Mark H. Krieger...........             500                 11,359              46,566/24,774                551,947/ 41,486
Todd A. Brown.............           - 0 -                  - 0 -              43,498/ 8,064                553,824/ 16,375

--------

<F1> Shares acquired reflect two two-for-one stock splits effected in 1997 and 1998.

<F2> Value before income taxes payable as a result of exercise.

<F3> The closing price of Earthgrains' Common Stock on March 30,
     1999 was $21.25 per share. Options granted with a higher exercise price are ignored in this column.


                         PENSION PLAN TABLE

                             YEARS OF CREDITED SERVICE
              --------------------------------------------------------
COMPENSATION    15       20       25       30       35     40 AND OVER
------------    --       --       --       --       --     -----------
 $  100,000    41,820   48,759   55,698   62,637   69,576     76,515

    200,000    56,947   68,079   83,333  100,000  101,356    112,458

    300,000    75,000  100,000  125,000  150,000  150,000    150,000

    400,000   100,000  133,333  166,667  200,000  200,000    200,000

    600,000   150,000  200,000  250,000  300,000  300,000    300,000

    800,000   200,000  266,667  333,333  400,000  400,000    400,000

  1,000,000   250,000  333,333  416,667  500,000  500,000    500,000

The Earthgrains Company Pension Plan (the "Pension Plan") is a defined benefit pension plan intended to comply with the requirements of Section 401(a) of the Internal Revenue Code. Under the Pension Plan, eligible employees receive a benefit based on final average pay and accumulated benefit credits. The benefit is paid in a lump sum or annuity payments for life. Final average pay is the highest five consecutive complete calendar years of pay out of the last ten complete calendar years of pay. "Pay" is all compensation received by a participant excluding bonuses and other forms of compensation which are specifically excluded under the terms of the Pension Plan. Benefit credits are earned according to the following schedule:

AGE                           ANNUAL BENEFIT CREDIT
---                           ---------------------
Up to 50....................           12%
51-53.......................           13%
54-56.......................           14%
57-59.......................           15%
60 and over.................           16%

The Pension Plan Table above presents the estimated annual pension benefits payable to a covered participant at normal retirement age (age 65) under the Pension Plan, as well as all nonqualified supplemental pension plans, based on pay that is covered under the plans and years of service with Earthgrains. These benefit amounts will be offset by Social Security benefits payable at age 65 and a prior plan benefit for service prior to March 26, 1996. However, benefits offset by the prior plan will never be less than the benefits calculated using service after March 26, 1996 with no offset for the prior plan. In the event of a change in control of Earthgrains, a participant's accrued benefits will immediately become 100% non-forfeitable, and all benefits accrued under any nonqualified supplemental pension plans become payable in a single lump sum within 30 days of the date of the change in control.

The years of credited service and the compensation covered under the Pension Plan for each of the named executive officers are as follows:
    * Mr. Beracha, 31.7 years and $630,823
    * Mr. Iselin, 19.7 years and $278,282
    * Mr. Opdyke, 19.3 years and $214,643
    * Mr. Krieger, 18.3 years and $204,982
    * Mr. Brown, 20 years and $192,660

                   STOCK PRICE PERFORMANCE GRAPH

                      CUMULATIVE TOTAL RETURN
                   BASED ON INVESTMENT OF $100<F*>
                  MARCH 27, 1996 -- MARCH 30, 1999

The following performance graph compares the changes, for the period indicated, in the cumulative total value of $100 hypothetically invested in each of (a) Earthgrains Common Stock, (b) the S&P 1500 Supercomposite, and (c) the S&P Foods Index. Both of the Indices are weighted by capitalization. The S&P 1500 Supercomposite is comprised of 500 companies with large capitalization (S&P 500), 400 companies with medium capitalization (S&P 400) and 600 companies with small capitalization (S&P 600) and reflects the performance of those 1500 companies. The S&P Foods Index reflects the performance of 12 companies represented in the foods sector of the S&P 500 Index.



                              [GRAPH]



                                                   DOLLAR VALUE OF $100 INVESTMENT<F*> AT
                                                   --------------------------------------

                                     MARCH 27, 1996    MARCH 25, 1997    MARCH 31, 1998    MARCH 30, 1999
                                     --------------    --------------    --------------    --------------

The Earthgrains Company..........        100.00            169.72            293.26            283.49

S&P 1500 Supercomposite..........        100.00            122.66            174.55            203.25

S&P Foods Index..................        100.00            128.26            176.58            157.17

-------

<F*> Assumes reinvestment of all dividends. March 27, 1996 was the first day on which Earthgrains' Common Stock opened for trading on the New York Stock Exchange.


EXECUTIVE AGREEMENTS

Mr. Beracha's employment agreement ends on March 31, 2001, but may be extended by mutual agreement. Mr. Beracha's agreement provides for a base salary of $500,004 per year which is subject to adjustment, except that his salary may not be adjusted downward during the current term of the agreement. If Mr. Beracha becomes disabled, incapacitated or dies during the term of his employment agreement, he or his revocable living trust or estate will receive his base salary through March 31, 2001.

Mr. Beracha's employment agreement provides that he may be terminated at any time without "cause," but if such termination occurs prior to the end of the term of the employment agreement, he is entitled to receive his base salary through the end of the term. Notwithstanding these provisions, Earthgrains is entitled to terminate Mr. Beracha's employment agreement immediately and without notice if he engages in certain specified conduct, including the refusal without cause to perform his assigned duties, the open criticism of Earthgrains in the media and the participation in any conduct that the Board of Directors determines to be inimical or contrary to the best interests of Earthgrains ("Termination for Cause"). Upon Termination for Cause, Earthgrains is obligated only to pay his base salary prorated to the date of the termination event. The employment agreement excludes participation in any severance pay plan established by Earthgrains in the event of termination for any reason.

The Board recently approved executive severance agreements ("Severance Agreements") which will be offered to Mr. Beracha, the other executive officers named in the Summary Compensation Table on page 15, and certain other key executives of Earthgrains. The Severance Agreements will be effective for a three-year period with automatic one-year extensions, unless a termination notice is given. The Severance Agreements provide if the executive's employment terminates in certain ways following a change in control of Earthgrains, the executive would receive certain severance benefits. The severance benefits would consist of cash payments by Earthgrains equal to two times (three times in the case of Mr. Beracha) the executive's average base salary and target bonus. In addition, the executive's welfare benefits (e.g. health and life insurance) would continue for two years (three years in the case of Mr. Beracha), certain supplemental pension benefits would vest, and Earthgrains would be required to pay any excise taxes imposed in connection with the severance benefits. No severance benefits would be provided if an executive were terminated for cause, death, or disability, or if no change in control of Earthgrains were to occur.

                   INDEPENDENT PUBLIC ACCOUNTANTS

The Audit and Finance Committee of the Board of Directors has selected PricewaterhouseCoopers LLP to be the Company's independent public accountants for fiscal year 2000. A representative of PricewaterhouseCoopers LLP is expected to attend the Meeting and will have the opportunity to make a statement and respond to appropriate questions from shareholders.

      SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Earthgrains' executive officers and directors are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of Earthgrains' Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Copies of those reports must also be furnished to Earthgrains.

Based solely on a review of the copies of those reports, other documents furnished to Earthgrains and written representations that no other reports were required, Earthgrains believes that all filing requirements applicable to executive officers and directors have been complied with during the preceding fiscal year, except that Peter F. Benoist inadvertently reported late one purchase of Common Stock.

                           OTHER MATTERS

SHAREHOLDER PROPOSALS FOR 2000

To be included in Earthgrains' proxy materials for its 2000 meeting, a shareholder proposal must be received by Earthgrains in writing no later than February 15, 2000. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in Earthgrains' fiscal year 2000 proxy materials.

If you wish to make a proposal for the 2000 annual meeting, you must comply with Earthgrains' By-Laws, whether or not your proposal also is included in Earthgrains' written proxy materials for that meeting. The Company's By-Laws require, among other things, that any shareholder wishing to submit a proposal must send a written notice of the proposal to the Company's Secretary between April 17 and May 17, 2000, and must attend the meeting (in person or by proxy) and introduce the proposal for action. The written notice must contain certain information required by the By-Laws, depending on the subject matter of the proposal. You may request a copy of the applicable By-Laws at any time; send your written request to the attention of the Company's Secretary at its headquarters in St. Louis.

FORM 10-K

Upon written request and at no charge, Earthgrains will provide to each person receiving a Proxy Statement, a copy of Earthgrains' Annual Report on Form 10-K, including financial statements and schedules, for its most recent fiscal year required to be filed with that Commission. Earthgrains may impose a reasonable fee for expenses in connection with providing copies of the separate exhibits to such report when such exhibits are requested.

NOTICES OR REQUESTS

Any notice or request discussed above should be directed to Joseph
M. Noelker, Corporate Secretary, The Earthgrains Company, 8400
Maryland Avenue, St. Louis, Missouri 63105.

PLEASE DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY FORM IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE
UNITED STATES, OR VOTE BY TELEPHONE. YOUR COOPERATION IS
APPRECIATED.



St. Louis, Missouri
June 14, 1999

                                                          APPENDIX A
                                                          ----------

                      THE EARTHGRAINS COMPANY

                    EXCEPTIONAL PERFORMANCE PLAN

                      EFFECTIVE MARCH 26, 1997

SECTION 1. ESTABLISHMENT OF PLAN.

The Earthgrains Company does hereby adopt The Earthgrains Company
Exceptional Performance Plan set forth herein for the purpose of attracting, motivating and rewarding certain employees of the Company with qualified performance-based compensation.

SECTION 2. DEFINITIONS.

2.1. Affiliate: Any entity in which the Company has a substantial direct or indirect equity interest.

2.2.  Board: The Board of Directors of the Company.

2.3. Bonus: The amount payable to any Participant with respect to a Program.

2.4. Change in Control: Change in Control shall have the meaning ascribed thereto in Section 10.1.

2.5. Code: The Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

2.6.  Committee: The Committee described in Section 9.

2.7.  Company: The Earthgrains Company.

2.8. Covered Employee: Covered Employee shall have the meaning ascribed thereto in Section 5.

2.9. Eligible Employee: A person who is eligible to participate in the Plan in accordance with Section 5.

2.10. Exchange Act: The Securities Exchange Act of 1934, as amended, and the regulations and interpretations promulgated thereunder.

2.11. Participant: An Eligible Employee who is designated as a Participant in a Program pursuant to Section 5.

2.12. Performance Goal: Performance Goal shall have the meaning ascribed thereto in Section 6.

2.13. Performance Period: Any period of time designated by the Committee in accordance with Section 4 with respect to which Bonuses may be paid under a Program.

2.14. Plan: The Earthgrains Company Exceptional Performance Plan, as amended from time to time.

2.15. Program: A Bonus Program established by the Committee which designates the Participants, the Covered Employees, a Performance
Period, Performance Goals, and formulas or standards for determining the amounts of Bonuses payable under the Plan.

SECTION 3. BONUS PROGRAMS.

The Committee shall have the authority to establish one or more
Programs pursuant to which Bonuses may be paid to one or more
Participants.

SECTION 4. PERFORMANCE PERIODS.

For each Program, the Committee shall set forth one or more Performance Periods over which performance will be measured to determine whether and in what amounts to pay Bonuses to Participants. A Performance Period may be a fixed period of time or a period which terminates upon the occurrence of one or more pre-established events. Each Program must be established in writing prior to the expiration of any prescribed time period for the pre-establishment of Performance Goals under Section 162(m) of the Code.

SECTION 5. ELIGIBILITY, PARTICIPATION AND COVERED EMPLOYEES.

Management employees of the Company and its Affiliates shall be Eligible Employees. For each Program, the Committee shall designate as Participants one or more Eligible Employees. Each Program shall also set forth those individuals the Committee believes may be or become covered employees as that term is defined in Section 162(m) of the Code ("Covered Employees") for any taxable year in which Bonuses may be payable to Participants under the Program.

SECTION 6. PERFORMANCE CRITERIA AND GOALS.

All Bonuses shall be based upon one or more of the following criteria, which may be Company-wide or specific to an Affiliate, division, product, and/or geographic area: sales, revenues, earnings

(including, without limitation, earnings before interest, taxes, depreciation and amortization), earnings per share, return on equity, return on assets, return on capital, cash flow, market share, stock price, costs and productivity ("Performance Criteria"). For each Program and for each Participant, the Committee shall establish one or more objective performance goals based upon one or more Performance Criteria ("Performance Goals"). No Bonus shall be paid to any Covered Employee if the applicable Performance Goal(s) are not satisfied during the applicable Performance Periods.

SECTION 7. AMOUNTS OF BONUSES.

For each Program, the Committee shall designate an objective formula or standard for determining the dollar amount of each Participant's Bonus (the "Bonus Formula"). In no event shall the total amount of Bonuses paid to any Covered Employee in any fiscal year exceed $1 million. Except with respect to Bonuses payable to Covered Employees, and notwithstanding failure to satisfy the applicable Performance Goal(s), the Committee shall have the discretion to increase or reduce the amount of any Participant's Bonus above or below the standard or formula amount to reflect individual performance and/or unanticipated factors; the Committee may only reduce the amount of any Bonuses payable to Covered Employees below the Bonus Formula amount to reflect individual performance and/or unanticipated factors.

SECTION 8. PAYMENT OF BONUSES.

After the close of each Performance Period, the Committee shall certify in writing the achievement of the applicable Performance Goal(s) and the amount of any Bonuses payable to Covered Employees under the Bonus Formula. No Bonuses shall be paid under this Plan to Covered Employees unless and until the Plan has received shareholder approval as required by Section 162(m) of the code. Subject to the foregoing, the timing of payment of all Bonuses to both Covered Employees and Participants who are not Covered Employees shall be within the sole discretion of the Committee. The Company shall withhold from any amount payable under the Plan all taxes required to be withheld by any federal, state or local government.

SECTION 9. ADMINISTRATION BY COMMITTEE.

The Plan shall be administered by a committee established by the Board or a subcommittee established by a committee of the Board (the "Committee"). The Committee shall be comprised of at least two outside directors of the Company as that term is defined in Section 162(m) of the Code and the Regulations thereunder. The members of the Tax Qualified Subcommittee of the Human Resources and Executive Compensation Committee shall initially serve as the members of the Committee. The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable.

SECTION 10. CHANGE IN CONTROL.

10.1. Change in Control Defined. For purposes of this Plan, a
"Change in Control" shall occur if:

    (a) Any Person (as defined herein) becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 of the Exchange Act) of more than 30% of the Company's then outstanding voting securities (measured on the basis of voting power);

    (b) The shareholders of the Company approve a definitive agreement to merge or consolidate the Company with any other corporation, other than an agreement providing for (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities;

    (c) A change occurs in the composition of the Board during any period of twenty-four consecutive months such that individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the

    Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

    (d) The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

For purposes of this paragraph, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (w) the Company or any of its subsidiaries, (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (y) an underwriter temporarily holding securities pursuant to an offering of such securities, or (z) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Company stock.

10.2. Adjustments Upon Change in Control. On the date a Change in Control occurs to the extent expressly set forth in the applicable Program, appropriate adjustments shall be made to the applicable Performance Goal(s), Performance Periods, and Bonus Formulas to prevent or limit forfeiture of Bonuses under a Program. A Program which includes such equitable adjustment provisions may (i) limit the Committee's ability to exercise Committee Discretion upon a Change in Control; (ii) prohibit any post-Change in Control amendment to the Program which would adversely affect any Participant without the written consent of such Participant; and
(iii) provide for a gross-up of benefits payable under the Program to compensate Participants for any excise or other special tax imposed by reason of the equitable adjustment provisions.

SECTION 11. AMENDMENT AND TERMINATION.

The Board reserves the right to amend or terminate the Plan in whole or in part at any time. Unless otherwise prohibited by applicable law, any amendment required to conform to Section 162(m) of the Code may be made by the Committee. No amendment may be made to the class of individuals constituting Eligible Employees, the Performance Criteria or the maximum Bonus payable to any Covered Employee in a year set forth in Section 7 without shareholder approval unless shareholder approval is not required in order for Bonuses paid to Covered Employees to constitute qualified performance-based compensation under Section 162(m) of the Code. The Committee may amend the Plan in any way if the Committee determines that such amendment may be made without shareholder approval and without jeopardizing qualification of Bonuses to Covered Employees as performance-based compensation under Section 162(m) of the Code.

SECTION 12. MISCELLANEOUS.

12.1. Effective Date. The Plan shall be effective as of March 26,
1997.

12.2. No Guarantee of Employment or Compensation. The Plan shall not restrict the Company or any Affiliate from discharging an Eligible Employee from employment, restrict any Eligible Employee from resigning from such employment, or restrict the Company or any Affiliate from increasing or decreasing the compensation of any Eligible Employee.

12.3. Claims. Except in the case of a Change in Control, no person shall have any claim to any Bonus. There is no obligation for uniformity of treatment of Eligible Employees.

12.4. No Alienation. Except as required by law, amounts payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary.

12.5. Other Incentive Plans. Nothing contained in the Plan shall prohibit the Company from granting other performance awards to employees (including Eligible Employees) under such conditions, and in such form and manner, as it sees fit. The adoption of the Plan does not preclude the adoption of any other bonus or incentive plan for employees; nor shall adoption of any Program preclude the adoption of additional Programs under the Plan.

12.6. Governing Law. Subject to the provisions of applicable federal law, the Plan shall be administered, construed and enforced according to the laws of the State of Missouri.

12.7. Severability. The invalidity of any particular clause, provision or covenant herein shall not invalidate all or any part of the remainder of the Plan, but such remainder shall be and remain valid in all respects as fully as the law will permit.

                          Earthgrains Logo

                      THE EARTHGRAINS COMPANY

                   ANNUAL MEETING OF SHAREHOLDERS
                 FRIDAY, JULY 16, 1999, 10:00 A.M.
   IN EDISON THEATRE, WASHINGTON UNIVERSITY'S MALLINCKRODT CENTER
                       OFF FORSYTH BOULEVARD
                    SAINT LOUIS, MISSOURI 63130

                   DIRECTIONS TO EDISON THEATRE:

FROM I-70 EASTBOUND:

Take I-70 South to 64-40 East. Exit to the right at McCausland, and turn left on to McCausland, which becomes Skinker Blvd. Turn left on Forsyth Blvd. and follow Forsyth Blvd. to Hadley Way (which will be on your right). Turn right on Hadley Way.

FROM I-70 WESTBOUND:

Take U.S. 40 exit (farthest left lane) as you cross the Poplar Street Bridge (over Mississippi River) and continue on U.S. 40 to the Clayton Rd./Skinker Blvd. exit. Turn right on Skinker Blvd. and follow to Forsyth Blvd. Turn left on Forsyth Blvd., and continue to Hadley Way (which will be on your right). Turn right on Hadley Way.

FROM I-55 NORTHBOUND:

Take U.S. 44 exit (44 West). Take 44 West to Hampton north (right on Hampton) and Hampton north to U.S. 40 West. Take U.S. 40 West to the Clayton Rd./Skinker Blvd. exit then follow the directions in italics.

FROM U.S. 44 EASTBOUND:

Take 44 East to Hampton exit. Turn north (left) on Hampton and follow to U.S. 40 West. Take U.S. 40 West to the Clayton Rd./Skinker Blvd. exit and then follow the directions in italics.

                        PARKING INFORMATION:

Limited parking is available for $3.00 in a pay-to-park lot west of Edison Theatre on Hadley Way. Additional parking is available at two-hour meters in front of Edison Theatre and on some of the streets surrounding Washington University. Please avoid parking in any spaces where signs indicate a parking permit is required. Parking in such spaces without a permit could result in your car being ticketed.

                                    PROXY FORM
                             THE EARTHGRAINS COMPANY



                          ANNUAL MEETING OF SHAREHOLDERS
                        FRIDAY, JULY 16, 1999, 10:00 A.M.
          IN EDISON THEATRE, WASHINGTON UNIVERSITY'S MALLINCKRODT CENTER
                              OFF FORSYTH BOULEVARD
                           SAINT LOUIS, MISSOURI 63130


The person(s) signing this proxy form hereby appoints Barry H. Beracha and Joseph M. Noelker as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this form, all of the shares of stock that the person(s) signing this proxy form would be entitled to vote upon the matters set forth in the Notice of Meeting or which may properly come before the Annual Meeting of Shareholders of The Earthgrains Company to be held in Edison Theatre at Washington University's Mallinckrodt Center, off Forsyth Boulevard, St. Louis, Missouri, on July 16, 1999, at 10:00 A.M. and at any adjournments thereof.


             (BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS FORM)


------------------------------------------------------------------------------
                             ^ FOLD AND DETACH HERE ^






                                 ADMISSION TICKET
                             THE EARTHGRAINS COMPANY


                          ANNUAL MEETING OF SHAREHOLDERS
                        FRIDAY, JULY 16, 1999, 10:00 A.M.
         IN EDISON THEATRE AT WASHINGTON UNIVERSITY'S MALLINCKRODT CENTER
                               OFF FORSYTH BOULEVARD
                           SAINT LOUIS, MISSOURI 63130

                                                     PLEASE PRESENT THIS TICKET
                                                                FOR ADMITTANCE.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE, DETACH AND MAIL THE PROXY FORM OR VOTE BY TELEPHONE.

================================================================================
IF YOU PLAN TO ATTEND THE MEETING, PLEASE MARK THE APPROPRIATE BOX ON THE PROXY FORM ON THE REVERSE SIDE AND MAIL IT TO THE TABULATOR IN THE ENCLOSED BUSINESS REPLY ENVELOPE. PRESENT THIS TICKET TO THE EARTHGRAINS COMPANY REPRESENTATIVE
AT THE ENTRANCE TO THE MEETING.
================================================================================

ChaseMellon Shareholder Services is the transfer agent for The Earthgrains Company. Telephone inquiries regarding your shares of Earthgrains' stock should be made to ChaseMellon Shareholder Services' Automated Toll-Free Response Center at 1-888-213-0971.

THE BOARD OF DIRECTORS       THE EARTHGRAINS COMPANY          Please mark  / X /
RECOMMENDS A VOTE                  PROXY FORM                your votes as
FOR ITEMS 1 AND 2 AND                                        indicated in
---                                                          this example
AGAINST ITEM 3.
-------



1. Election of Directors

     FOR all nominees         WITHHOLD       (Instruction: to withhold authority
   listed to the right       AUTHORITY       to vote for any individual nominee,
    (except as marked     to vote for all    strike a line through the nominee's
     to the contrary)     nominees listed    name.)
                            to the right
                                             01 Barry H. Beracha
         /   /                 /   /         02 Peter F. Benoist
                                             03 Maxine K. Clark



2. Re-approval of the Exceptional Performance Plan


          FOR        AGAINST    ABSTAIN

         /   /       /   /       /   /



3. Shareholder proposal for a declassified board of directors


          FOR        AGAINST    ABSTAIN

         /   /       /   /       /   /


4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


                                          CHECK HERE IF YOU PLAN TO ATTEND
                                                       THE ANNUAL MEETING. /   /


   ==========================================================================
   ***IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW***
   ==========================================================================



                               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, IT WILL BE
                               VOTED FOR ITEMS #1 AND #2 AND AGAINST ITEM #3
                                     ---                     -------
                               UNLESS CONTRARY INSTRUCTIONS ARE INDICATED.


                               Dated:                                    , 1999
                                     ------------------------------------


                               -----------------------------------------------


                               -----------------------------------------------
                                         SIGNATURE OF SHAREHOLDER(S)

                               (Sign exactly as your name or names appear at the left in the case of shares held by joint owners all joint owners should sign, fiduciaries should indicate vote and authority.)

                                PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN
                                             THE ENCLOSED ENVELOPE.

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                             ^ FOLD AND DETACH HERE ^

                                VOTE BY TELEPHONE
                           QUICK *** EASY *** IMMEDIATE

             YOUR VOTE IS IMPORTANT!-YOU CAN VOTE IN ONE OF TWO WAYS:

1. TO VOTE BY PHONE: CALL TOLL-FREE 1-800-840-1208 ON A TOUCH TONE TELEPHONE 24 HOURS A DAY-7 DAYS A WEEK

      THERE IS NO CHARGE TO YOU FOR THIS CALL. - HAVE YOUR PROXY FORM IN HAND.

   YOU WILL BE ASKED TO ENTER A CONTROL NUMBER, WHICH IS LOCATED IN THE BOX IN THE LOWER RIGHT HAND CORNER OF THIS FORM


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OPTION 1:          To vote as the Board of Directors recommends on ALL Items, press 1
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                         WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

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OPTION 2:          If you choose to vote on each Item separately, press 0.
                   You will hear these instructions:
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                   Item 1 - To vote FOR ALL nominees, press 1; to WITHHOLD FOR
                   ALL nominees, press 9
                   To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to instructions

                   Item 2 - To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                        WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

                   Item 3 - The instructions are the same.

                                                      OR
                                                      --

2. TO VOTE BY PROXY: Mark, sign and date your proxy form and return promptly in the enclosed envelope.

  NOTE: If you vote by telephone, THERE IS NO NEED TO MAIL BACK your Proxy Form.


                              THANK YOU FOR VOTING.








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                                   APPENDIX


     Page 19 of the printed Proxy contains a Performance Graph. The information contained in the graph appears in the table immediately following the graph.